Exhibit 99.1

18305 E. San Jose Ave
City of Industry, CA 91748
Office: 626-839-4681
Fax: 626-581-0398
Email: hottopic.com
EVERYTHING ABOUT THE MUSIC

January 25, 2006

Via Hand Delivery

Dear Patricia,

This letter sets forth the terms and conditions of our agreement (the Agreement) regarding your separation of employment with Hot Topic Inc. (the Company). You and the Company hereby agree as follows:

1.	SEPARATION. Effective January 27, 2006, you elected to resign your position of the Company’s President, Torrid, and from your employment with the Company. Your employment with the Company shall be deemed voluntarily terminated effective as of such date. The last date of employment will be referred to herein as the “Separation Date”.

2.	ACCRUED SALARY AND VACATION. The Company agrees that it will pay you all accrued salary, and all accrued and unused vacation benefits earned through the Separation Date, if any, subject to standard payroll deductions, withholding taxes and other obligations. You will agree and acknowledge that the Company has paid you all accrued salary, and all accrued and unused vacation benefits earned through the Separation Date, if any, subject to standard payroll deductions, withholding taxes and other obligations. You are entitled to this payment regardless of whether or not you sign this Agreement.

3.	EXPENSE REIMBURSEMENT. You agree that you will promptly submit your final documented expense reimbursement statement reflecting all business expenses you incurred prior to and including the Separation Date, if any, for which you seek reimbursement. The Company shall reimburse your expenses (whether submitted as of the Separation Date or within a reasonable time thereafter) pursuant to Company policy and regular business practice.

4.	SEVERANCE. Although the Company has no policy or procedure for providing severance benefits, in exchange for the promises and covenants set forth herein, and in consideration thereof, the Company agrees to make severance payments to you in the form of continuation of your base salary in effect on the Separation Date for six (6) months from the Separation Date (the “Severance Period”), subject to Section 10 herein. These payments will be subject to standard payroll deductions and withholdings. These payments will be made on the Company’s ordinary payroll dates. You will not, however, be entitled to such payments until after the Effective Date (as defined in Section 18 below of this Agreement). In order to qualify for such payments, or continued payments as applicable, you must prior to the Separation Date and during the Severance Period (as applicable) satisfactorily comply with the following standards:

a.	Perform your job duties in a reasonable manner and to the best of your abilities through the Separation Date and as provided pursuant to your Consulting Obligation (defined below).

b.	Refrain from any conversation with Company employees regarding the conditions of this separation agreement and surrounding separation conditions.

c.	During the Severance Period, you will continue to comply with the Company’s “window period” policy and trade in the Company’s securities only at such time(s) there is an “open window,” which will be shared with you upon request of the Company’s General Counsel (Chris Kearns) or Stock Administrator (Sarah Papagelis); and you hereby acknowledge and agree that at all times, during the Severance Period and otherwise, you shall be subject to the securities laws of the United States and other applicable jurisdictions, and may not make any prohibited disclosure or transaction in the Company’s securities while in possession of material nonpublic information about the Company as such term is interpreted under such laws.

Any breach of the foregoing conditions by you will result in the immediate forfeiture of the severance rights provided for herein.

5.	CONSULTING OBLIGATION. You agree to enter into and comply with the terms Consulting Agreement entered into in connection herewith (the “Consulting Obligation”), and agree that such Consulting Obligation shall be a condition of continued receipt of payments and benefits set forth herein. You acknowledge that the Consulting Obligation requires your availability for services subject to the terms thereof beginning as of the Separation Date through and including May 1, 2006 (the “Consulting Period”).

6.	INSURANCE BENEFITS. The Company will continue to pay the same portion of your individual health insurance premium during the period of your 6-month salary continuation, subject to earlier termination should you become similarly covered under another employer plan. At the end of this period, to the extent provided by the federal COBRA law or, if applicable, state insurance laws, and by the Company’s current group health insurance policies, you will be eligible to continue your health insurance benefits at your own expense. Later, you may be able to convert to an individual policy through the administrator of the Company’s health insurance, if you wish. You will be provided with a separate notice of your COBRA rights.

7.	STOCK OPTIONS. Your stock options will continue to vest on the normal vesting schedule in accordance with the terms of the Company’s stock option plan through the termination of the Consulting Period. As of termination of the Consulting Period, all unvested stock options will be forfeited. You may exercise your vested stock options following such time as permitted in the applicable option agreement(s) (30-120 days, depending on the type of option and applicable option agreement), after which time all vested and unexercised stock options will be forfeited.

8.	OTHER COMPENSATION AND BENEFITS. Except as expressly provided herein, you acknowledge and agree that you are not entitled to and will not receive any additional compensation, severance, stock options, stock or benefits from the Company. You agree and understand that except as provided herein any vesting or other rights under any stock award or arrangement (e.g., incentive stock option, nonqualified stock option, stock purchase agreement, or restricted stock bonus agreement) from the Company shall cease upon the Separation Date (except your outstanding stock options shall continue in effect during the Consulting Period as set forth above). Any and all rights that you may otherwise have in any Employee Stock Purchase Plan or Stock Option Plan are determined in accordance with the provisions of the applicable plan and any agreements signed by you.

9.	NON-COMPETE AND NON-SOLICITATION DURING THE SEVERANCE PERIOD. In exchange for the promises and covenants herein, you agree that during the Severance Period, except as may be permitted in writing by the Company:

a.	you will not engage, directly or indirectly, whether as an owner, employee, officer, director, agent, consultant or otherwise, in the geographic area of the United States, in a company whose primary business is in the retail sale of “plus-size” clothing, provided, however, that the ownership of two percent (2%) or less of the stock of a company whose shares are listed on a national securities exchange or are quoted on the National Association of Securities Dealers Automated Quotation System shall not be deemed ownership or having an interest which is prohibited hereunder; and

b.	you will not solicit or accept any business from any customer or vendor of the Company for products or services competitive with those of the Company, or request, induce or advise customers or vendors of the Company to withdraw, curtail or cancel their business with the Company.

10.	NON-SOLICITATION. You agree that for two (2) years following the Separation Date, you will not, either directly or through others, solicit or attempt to solicit any person (including any entity) who is then an employee, consultant, independent contractor or vendor of the Company to terminate his, her or its relationship with the Company.

11.	TERMINATION OF COMPANY’S OBLIGATIONS. Notwithstanding any provisions in this Agreement to the contrary, the Company’s obligations, and your rights pursuant to Section 4 herein regarding the payment (or continued payment, as applicable) of severance shall cease and be rendered a nullity immediately should you fail to comply with any of the provisions of Sections 4, 8 and 9 herein.

12.	NO FURTHER EMPLOYMENT WITH THE COMPANY. You understand and agree that, as a condition of this Agreement, you shall not be entitled to any employment with the Company, its parents or subsidiaries, and you hereby waive any right, or alleged right, of employment or re-employment with the Company and any of its parents or subsidiaries.

13.

COMPANY PROPERTY. Upon the Separation Date, you agree to return to the Company all Company documents (and all copies thereof) and other Company property in your possession or your control, including, but not limited to, computer security access, Company files, business plans, notes, samples, sales notebooks, drawings, specifications, calculations, sequences, data, computer-recorded information, tangible property, including, but not limited to, cellular phones, computers, credit cards, entry cards, keys and any other materials of any nature pertaining to your work with the Company, and any documents or data of any description (or any reproduction of any documents or data) containing or pertaining to any proprietary or confidential material of the Company. Notwithstanding the foregoing, with respect to the automobile currently leased for your benefit by the Company, you shall be entitled to use of the vehicle consistent with use to-date, through the Separation Date during and to the extent of the Consulting Period, and shall turn over possession and execute any documents as may be necessary to effect transfer of the vehicle back to the Company upon termination of the Consulting Period (unless the Company and you agree and execute all necessary documentation to effect transfer to you of such automobile and all interest and obligations under the lease with respect thereto).

14.	PROPRIETARY INFORMATION OBLIGATIONS. You hereby acknowledge that you have had access to confidential and proprietary information and trade secrets of the Company in connection with your relationship therewith. You hereby acknowledge that such information includes, but is not limited to: (a) inventions, developments, designs, applications, improvements, trade secrets, formulae, know-how, methods or processes, discoveries, techniques, plans, strategies and data (hereinafter “Inventions”); and (b) plans for research, development, new products, marketing and selling, information regarding business plans, budgets and unpublished financial statements, licenses, prices and costs, information concerning potential and existing suppliers and customers and information regarding the skills and compensation of employees of the Company (collectively, with Inventions, hereinafter referred to as “Proprietary Information”). In view of the foregoing, you hereby agree, warrant and acknowledge that:

a.	Upon the Separation Date, or following the Consulting Period to the extent reasonably required to complete you obligations thereunder, you will surrender and deliver to the Company all documents, notes, laboratory notebooks, drawings, specifications, calculations, sequences, data and other materials of any nature pertaining to your work with the Company, and any documents or data of any description (or any reproduction of any documents or data) containing or pertaining to any of the foregoing Proprietary Information.

b.	You have held and will continue to hold in confidence and trust all Proprietary Information and shall not use or disclose any Proprietary Information or anything related to such information without the prior written consent of the Company.

c.	You have assigned to the Company your entire right, title and interest in and to any and all Inventions (and all Proprietary Rights with respect thereto) whether or not patentable or registrable under copyright or similar statutes, made, conceived of, reduced to practice, or learned, by him, either alone or jointly with others, during the course of your relationship with the Company.

Your breach of the foregoing agreements and acknowledgments (or the confidentiality agreement you previously signed in connection with your employment with the Company,

which shall remain in effect during the Consulting Period, and thereafter in accordance with its terms) will result in unique and special harm to the Company and therefore the Company shall have the right to enforce this Agreement and any of its provisions by injunction, specific performance or other equitable relief without prejudice to any other rights and remedies that the Company may have for a breach of this Agreement.

15.	NON-DISPARAGEMENT. You and the Company agree that neither party will at any time disparage the other party, and the other party’s officers, directors, employees, shareholders and agents, in any manner likely to be harmful to them or their future employment opportunities, business, business reputation or personal reputation; provided that each party shall respond accurately and fully to any questions, inquiry or request for information when required by legal process. The party that is harmed by breach of this Agreement will be entitled to appropriate damages resulting from the breach.

16.	CONFIDENTIALITY AND PUBLICITY. The provisions of this Agreement shall be held in strictest confidence by you and the Company and shall not be publicized or disclosed in any manner whatsoever; provided, however, that: (a) you may disclose this Agreement, in confidence, to your immediate family; (b) the parties may disclose this Agreement in confidence to their respective attorneys, accountants, auditors, tax preparers, and financial advisors; (c) the Company may disclose this Agreement as necessary to fulfill standard or legally required corporate reporting or disclosure requirements; and thereafter you may disclose information consistent with the Company’s disclosure and (d) the parties may disclose this Agreement insofar as such disclosure may be necessary to enforce its terms or as otherwise required by law.

17.	RELEASE OF CLAIMS. In exchange for the promises and covenants set forth herein, you hereby release, acquit, and forever discharge the Company, its parents and subsidiaries, and their officers, directors, agents, servants, employees, attorneys, shareholders, partners, successors, assigns, affiliates, customers, and clients of and from any and all claims liabilities, demands, causes of action, costs, expenses, attorneys’ fees, damages, indemnities and obligations of every kind and nature, in law, equity, or otherwise, known and unknown, suspected and unsuspected, disclosed and undisclosed, arising out of or in any way related to agreements, acts or conduct at any time prior to the Separation Date, including, but not limited to: all such claims and demands directly or indirectly arising out of or in any way connected with the Company’s employment of you, the termination of that employment, and the Company’s performance of its obligations as your former employer; claims or demands related to salary, bonuses, commissions, stock, stock options, or any other ownership interests in the Company, vacation pay, fringe benefits, expense reimbursements, severance pay, or any form of compensation; claims pursuant to any federal, state or local law or cause of action including, but not limited to, the California Fair Employment and Housing Act, the federal Civil Rights Act of 1964, as amended; the federal Age Discrimination in Employment Act of 1967, as amended; the federal Americans With Disabilities Act; tort law; contract law; wrongful discharge; discrimination; harassment; fraud; defamation; emotional distress; and breach of the implied covenant of good faith and fair dealing.

18.	ADEA WAIVER. You further acknowledge that you are knowingly and voluntarily waiving and releasing any rights you may have under the Age Discrimination in Employment Act of 1967

(“ADEA”). You also acknowledge that the consideration given for the waiver and release in the preceding paragraphs hereof is in addition to anything of value to which you were already entitled. If you are forty (40) years of age or older when this release is signed, you hereby provide the further acknowledgment that you are advised by this writing, as required by the Older Workers Benefit Protection Act, that: (a) your waiver and release do not apply to any rights or claims that may arise after the Effective Date of this release; (b) you are advised to consult with an attorney prior to executing this release; (c) you may have twenty-one (21) days to consider this Agreement (although you may by your own choice execute this release earlier); (d) you have seven (7) days following the execution of this release to revoke this release; and (e) this Agreement shall not be effective until the date upon which the revocation period has expired, therefore making the effective date the eighth day after this release is signed by you (the “Effective Date”).

19.	SECTION 1542 WAIVER. In giving this release, which includes claims which may be unknown to you at present, you hereby acknowledge that you have read and understand Section 1542 of the Civil Code of the State of California which reads as follows:

A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor.

You hereby expressly waive and relinquish all rights and benefits under this section and any law or legal principle of similar effect in any jurisdiction with respect to claims released hereby.

20.	NO ADMISSIONS. The parties hereto hereby acknowledge that this is a compromise settlement of various matters, and that the promised payments in consideration of this Agreement shall not be construed to be an admission of any liability or obligation by either party to the other party or to any other person whomsoever.

21.	ENTIRE AGREEMENT. This Agreement (together with the Consulting Agreement and release contemplated hereby) constitutes the complete, final and exclusive embodiment of the entire Agreement between you and the Company with regard to the subject matter hereof. It is entered into without reliance on any promise or representation, written or oral, other than those expressly contained herein. It may not be modified except in writing signed by you and a duly authorized officer of the Company. Each party has carefully read this Agreement, has been afforded the opportunity to be advised of its meaning and consequences by his or its respective attorneys, and signed the same of his or its free will.

22.	SUCCESSORS AND ASSIGNS. This Agreement shall bind the heirs, personal representatives, successors, assigns, executors, and administrators of each party, and inure to the benefit of each party, its agents, directors, officers, employees, servants, heirs, successors and assigns.

23.	APPLICABLE LAW. This Agreement shall be deemed to have been entered into and shall be construed and enforced in accordance with the laws of the State of California as applied to contracts made and to be performed entirely within California.

24.	ATTORNEYS’ FEES. In the event of any litigation arising out of or relating to this Agreement, its breach or enforcement, including an action for declaratory relief, the prevailing party in such action or proceeding shall be entitled to receive his or its damages, court costs, and all out-of-pocket expenses, including attorneys fees. Such recovery shall include court costs, out-of-pocket expenses, and attorneys’ fees on appeal, if any.

25.	SEVERABILITY. If a court of competent jurisdiction determines that any term or provision of this Agreement is invalid or unenforceable, in whole or in part, then the remaining terms and provisions hereof shall be unimpaired. Such court will have the authority to modify or replace the invalid or unenforceable term or provision with a valid and enforceable term or provision that most accurately represents the parties’ intention with respect to the invalid or unenforceable term or provision.

26.	INDEMNIFICATION. Each party will indemnify and save harmless each other party hereto from any loss incurred directly or indirectly by reason of the falsity or inaccuracy of any representation made herein.

27.	AUTHORIZATION. Each party warrants and represents that there are no liens or claims of lien or assignments in law or equity or otherwise of or against any of the claims or causes of action released herein and, further, that you are fully entitled and duly authorized to give your complete and final general release and discharge.

28.	COUNTERPARTS. This Agreement may be executed in two counterparts, each of which shall be deemed an original, all of which together shall constitute one and the same instrument.

29.	SECTION HEADINGS. The section and paragraph headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

Please confirm your assent to the foregoing terms and conditions of our Agreement by signing and returning a copy of this letter to me.

Sincerely,

HOT TOPIC, INC.

/s/ ELIZABETH MCLAUGHLIN	1/25/06
ELIZABETH MCLAUGHLIN	DATED
CHIEF EXECUTIVE OFFICER
HOT TOPIC, INC.

HAVING READ AND REVIEWED THE FOREGOING, I HEREBY AGREE TO AND ACCEPT THE TERMS AND CONDITIONS OF THIS AGREEMENT AS STATED ABOVE.

/s/ PATRICIA VAN CLEAVE	1/25/06
PATRICIA VAN CLEAVE	DATED